Exhibit 99.1

Clipper Realty Inc. Announces Second Quarter 2018 Results

Reports Record Income From Operations, Net Operating Income
and Adjusted Funds From Operations

NEW YORK, August 8, 2018 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended June 30, 2018.

Highlights for the Three Months Ended June 30, 2018

●	Achieved quarterly revenues of $27.3 million for the second quarter 2018, representing an increase of 7.7% compared to the same period in 2017
●

Achieved record quarterly income from operations of $8.3 million and record quarterly net operating income (“NOI”)[1] of $15.3 million for the second quarter 2018, representing increases of 13.6% and 8.8%, respectively, compared to the same period in 2017

●	Achieved record quarterly net income of $0.3 million for the second quarter 2018, compared to a loss of $1.6 million for the same period in 2017
●	Achieved record quarterly adjusted funds from operations (“AFFO”)[1] of $5.4 million for the second quarter 2018, representing an increase of 32.9% compared to the same period in 2017
●	Declared a dividend of $0.095 per share for the second quarter 2018

David Bistricer, Co-Chairman and Chief Executive Officer, commented,

“We are extremely pleased with our second quarter 2018 results, which demonstrate solid revenue growth reflecting the quality of our property portfolio and the operational excellence of our team. With strong management and prudent capital improvements, we believe our properties will contribute meaningfully to our cash flow growth over time. As we progress through 2018 and beyond, we remain focused on executing our strategic initiatives, which include driving cash flow, increasing scale, enhancing efficiencies through asset repositioning and expertly operating our high-quality portfolio, to create long-term value for our shareholders. We are excited to continue to grow our portfolio through the development of the 107 Columbia Heights and 10 West 65th Street properties, which we acquired last year. In addition, we are in active discussions with the City of New York regarding renewal of its commercial leases at the 250 Livingston Street property, which terminate in August 2020, in the low-to-mid $40 rent per square foot range, which is similar to the terms currently in place for the approximate 30% of the commercial space in the building that was leased on January 1, 2017, and for the 141 Livingston Street property.”

Financial Results

Revenues grew by $1.9 million, or 7.7%, to $27.3 million for the second quarter 2018, compared to $25.4 million for the second quarter 2017. The growth was primarily attributable to improvements in occupancy and rental rates at the Flatbush Gardens and Tribeca House properties, and the acquisition of the 10 West 65th Street property.

1 Net operating income (“NOI”) and adjusted funds from operations (“AFFO”) are non-GAAP financial measures.  For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release

Net income for the second quarter 2018 was $0.3 million, or $0.00 per share, compared to a net loss of $1.6 million, or $0.04 per share, for the second quarter 2017. AFFO for the second quarter 2018 was $5.4 million, or $0.12 per share, compared to $4.1 million, or $0.09 per share, for the second quarter 2017. Exclusive of the effects of the 10 West 65th Street acquisition, the increases in net income and AFFO reflect the increase in revenues discussed above, lower interest expense as a result of the refinancings discussed below, flat property operating expenses, higher real estate taxes, flat general and administrative costs and higher depreciation and amortization expense.

Balance Sheet

At June 30, 2018, notes payable (excluding unamortized loan costs) was $883.7 million, compared to $855.1 million at December 31, 2017. The balance increased primarily as a result of the refinancing of existing debt on the Flatbush Gardens and Tribeca House properties in February 2018.

Capital Expenditures

The Company continues to strategically develop its properties, selectively repositioning assets and driving ongoing rent growth. In the second quarter of 2018, the Company incurred $9.9 million of capital expenditures, compared to $6.0 million in the same period in 2017. These capital expenditures were largely related to renovation projects at 107 Columbia Heights to develop the property; since acquisition, the Company has funded $3.7 million of these expenditures under a $14.7 million construction loan. Other capital expenditures occurred at the Tribeca House and Flatbush Gardens properties, principally to upgrade units and complete projects previously undertaken. These include the lobbies at Tribeca House and, at Flatbush Gardens, the terrace, security cameras, lighting, mailbox and laundry room installations, and basement area refurbishment.

Dividend

The Company today declared its second quarter dividend of $0.095 per share to shareholders of record on August 20, 2018, payable August 27, 2018.

Conference Call and Supplemental Material

The Company will host a conference call on August 9, 2018, at 10:00 AM Eastern Time to discuss the second quarter results. The conference call can be accessed by dialing 800-346-7359 or 973-528-0008, conference entry code 707103. A replay of the call will be available from August 9, 2018, following the call, through August 23, 2018, by dialing 800-332-6854 or 973-528-0005, replay conference ID 707103. Supplemental data to this release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (“SEC”) will be filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning the timing of certain acquisitions, the amount of capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and other reports filed from time to time with the SEC.

Contact:

Michael Frenz, Head of Capital Markets

(718) 438-2804 x2274

M: (917) 576-7750

Email: mfrenz@clipperrealty.com

Clipper Realty Inc.
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$497,343	$497,343
Building and improvements	471,155	463,727
Tenant improvements	3,030	3,023
Furniture, fixtures and equipment	10,535	10,245
Real estate under development	111,054	96,268
Total investment in real estate	1,093,117	1,070,606
Accumulated depreciation	(81,881)	(73,714)
Investment in real estate, net	1,011,236	996,892

Cash and cash equivalents	15,794	7,940
Restricted cash	12,456	13,730
Tenant and other receivables, net of allowance for doubtful accounts of $2,356 and $2,524, respectively	2,683	6,569
Deferred rent	3,001	3,514
Deferred costs and intangible assets, net	10,677	11,894
Prepaid expenses and other assets	12,347	11,546
TOTAL ASSETS	$1,068,194	$1,052,085

LIABILITIES AND EQUITY
Liabilities:
Notes payable, net of unamortized loan costs of $11,132 and $11,170, respectively	$872,579	$843,946
Accounts payable and accrued liabilities	12,000	8,595
Security deposits	6,680	6,048
Below-market leases, net	3,999	5,075
Other liabilities	3,294	2,830
TOTAL LIABILITIES	898,552	866,494

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 17,812,755 shares issued and outstanding	178	178
Additional paid-in-capital	92,726	92,273
Accumulated deficit	(24,429)	(17,539)
Total stockholders' equity	68,475	74,912

Non-controlling interests	101,167	110,679
TOTAL EQUITY	169,642	185,591

TOTAL LIABILITIES AND EQUITY	$1,068,194	$1,052,085

Clipper Realty Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

REVENUES
Residential rental income	$19,670	$18,079	$38,968	$36,116
Commercial income	5,375	5,471	10,752	10,942
Tenant recoveries	1,200	1,017	2,374	2,061
Garage and other income	1,055	791	2,074	1,502
TOTAL REVENUES	27,300	25,358	54,168	50,621

OPERATING EXPENSES
Property operating expenses	6,581	6,564	13,837	13,669
Real estate taxes and insurance	5,362	4,817	10,710	9,469
General and administrative	2,606	2,588	5,744	4,784
Acquisition costs	-	6	-	27
Depreciation and amortization	4,435	4,063	9,031	7,998
TOTAL OPERATING EXPENSES	18,984	18,038	39,322	35,947

INCOME FROM OPERATIONS	8,316	7,320	14,846	14,674

Interest expense, net	(8,008)	(8,931)	(16,551)	(17,583)
Loss on extinguishment of debt	-	-	(6,981)	-

Net income (loss)	308	(1,611)	(8,686)	(2,909)

Net (income) loss attributable to non-controlling interests	(184)	965	5,180	1,798
Dividends attributable to preferred shares	-	(4)	-	(8)
Net income (loss) attributable to common stockholders	$124	$(650)	$(3,506)	$(1,119)

Basic and diluted net income (loss) per share	$0.00	$(0.04)	$(0.20)	$(0.08)

Weighted average common shares / OP units
Common shares outstanding	17,813	17,813	17,813	16,228
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	44,130	44,130	44,130	42,545

Clipper Realty Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,686)	$(2,909)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	8,167	7,538
Amortization of deferred financing costs	752	1,442
Amortization of deferred costs and intangible assets	1,100	1,243
Amortization of above- and below-market leases	(959)	(866)
Loss on extinguishment of debt	6,981	-
Deferred rent	513	156
Stock-based compensation	1,259	1,429
Change in fair value of interest rate caps	(237)	329
Changes in operating assets and liabilities:
Restricted cash	1,274	(2,290)
Tenant and other receivables	3,886	(86)
Prepaid expenses, other assets and deferred costs	(886)	(293)
Accounts payable and accrued liabilities	719	(2,220)
Security deposits	632	314
Other liabilities	464	541
Net cash provided by operating activities	14,979	4,328

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(19,246)	(8,578)
Proceeds from sale of interest rate caps	385	-
Acquisition deposit	-	(2,144)
Cash paid in connection with acquisition of real estate	-	(87,586)
Net cash used in investing activities	(18,861)	(98,308)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds and costs from sale of common stock	(7)	78,811
Redemption of preferred stock	-	(145)
Payments of mortgage notes	(579,989)	(681)
Proceeds from mortgage notes	608,585	59,000
Dividends and distributions	(8,515)	(8,056)
Loan issuance and extinguishment costs	(8,338)	(4,012)
Net cash provided by financing activities	11,736	124,917

Net increase in cash and cash equivalents	7,854	30,937
Cash and cash equivalents - beginning of period	7,940	37,547
Cash and cash equivalents - end of period	$15,794	$68,484

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $2,541 and $180 in 2018 and 2017, respectively	$15,744	$15,771
Other non-cash items capitalized to real estate under development	3,265	561

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”) all of which meet the definition of “non-GAAP financial measure” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market, amortization of non-cash equity compensation, acquisition costs and loss on extinguishment of debt, less recurring capital expenditures.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net income (loss) before allocation to non-controlling interests, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
FFO
Net income (loss)	$308	$(1,611)	$(8,686)	$(2,909)
Real estate depreciation and amortization	4,435	4,063	9,031	7,998
FFO	$4,743	$2,452	$345	$5,089

AFFO
FFO	$4,743	$2,452	$345	$5,089
Amortization of real estate tax intangible	118	391	236	783
Amortization of above- and below-market leases	(480)	(432)	(959)	(866)
Straight-line rent adjustments	257	78	513	156
Amortization of debt origination costs	231	721	752	1,442
Interest rate cap mark-to-market	(10)	192	(237)	329
Amortization of LTIP awards	691	834	1,259	1,429
Acquisition costs	-	6	-	27
Loss on extinguishment of debt	-	-	6,981	-
Recurring capital spending	(101)	(141)	(242)	(277)
AFFO	$5,449	$4,101	$8,648	$8,112
AFFO Per Share/Unit	$0.12	$0.09	$0.20	$0.19

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition costs and loss on extinguishment of debt.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income. We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net income (loss) before allocation to non-controlling interests, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted EBITDA
Net income (loss)	$308	$(1,611)	$(8,686)	$(2,909)
Real estate depreciation and amortization	4,435	4,063	9,031	7,998
Amortization of real estate tax intangible	118	391	236	783
Amortization of above- and below-market leases	(480)	(432)	(959)	(866)
Straight-line rent adjustments	257	78	513	156
Amortization of LTIP awards	691	834	1,259	1,429
Interest expense, net	8,008	8,931	16,551	17,582
Acquisition costs	-	6	-	27
Loss on extinguishment of debt	-	-	6,981	-
Adjusted EBITDA	$13,337	$12,260	$24,926	$24,200

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
NOI
Income from operations	$8,316	$7,320	$14,846	$14,674
Real estate depreciation and amortization	4,435	4,063	9,031	7,998
General and administrative	2,606	2,588	5,744	4,784
Acquisition costs	-	6	-	27
Amortization of real estate tax intangible	118	391	236	783
Amortization of above- and below-market leases	(480)	(432)	(959)	(866)
Straight-line rent adjustments	257	78	513	156
NOI	$15,252	$14,014	$29,411	$27,556